Exhibit 10.17

BECKLEY PSYTECH LIMITED

SENIOR PROMISSORY NOTE

August 13, 2025 USD $10,000,000.00

Effective as of the date set forth above (the “Effective Date”), BECKLEY PSYTECH LIMITED, a private company limited by shares incorporated under the laws of England and Wales, with company number 11496099, whose registered office address is at Beckley Park, Beckley, Oxford, England OX3 9SY (the “Company”), for value received, and subject to the terms and conditions set forth herein, promises to pay in the accordance with the terms hereof to the order of ATAI LIFE SCIENCES N.V., a company incorporated in the Netherlands with company number 80299776, whose registered office is Prof J.H. Bavincklaan 7, 1183 AT Amstelveen, the Netherlands (the “Holder” and together with the other holders of the Notes (as defined below), the “Holders”), the sum of up to $10,000,000.00 (the “Principal Amount”), plus simple interest thereon from the Effective Date of this Senior Promissory Note (this “Note”) until paid at an annual interest rate, calculated on the basis of a 360 day year, equal to the lesser of (i) the Interest Rate (as defined below) and (ii) the highest rate permitted by applicable law . The outstanding principal hereof and all accrued but unpaid interest thereon (the “Debt”) shall be due and payable immediately in full upon the earlier of (i) payment of the Break-up Fee (as defined below), (ii) three hundred sixty-four (364) days from the date of the first Advance (as defined below) and (iii) the occurrence of an Event of Default (the “Repayment Date”). All payments shall be made free and clear of any taxes, withholdings, duties, impositions or other charges (unless required by law, in which case such payments will be grossed up for any such amounts), to the extent that Holder will receive the entire amount of Debt payable hereunder, regardless of the source of payment.

The following is a statement of the rights of the Holder and the conditions to which this Note is subject, and to which the Holder, by the acceptance of this Note, agrees:

1.
Definitions. As used in this Note, the following terms, unless the context otherwise requires, have the following meanings:
1.1
“Advances” means the Funding as defined in Section 2.1 of this Note.
1.2
“Beckley SPA” means the share purchase agreement dated as of June 2, 2025 and made between the Company, atai Life Sciences N.V. and the Selling Shareholders (as defined therein).
1.3
“Company” means Beckley Psytech Limited, a private company limited by shares, incorporated under the laws of England and Wales, with company number 11496099, whose registered office address at Beckley Park, Beckley, Oxford, England OX3 9SY, and shall include any corporation, partnership, limited liability company or other entity that shall succeed to or assume the obligations of the Company under this Note.
1.4
“Holder” means any person who shall at the time be the registered holder of this Note.

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Exhibit 10.17

1.5
“Interest Rate” means 12.00%.
1.6
“Tax” means any tax, levy, impost, duty or other charge or withholding of a similar nature (including any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same).
1.7
“Tax Authority” means any authority competent to impose, administer, collect or make any decision or ruling on any matter relating to any Tax.
1.8
“Tax Deduction” means a deduction or withholding for or on account of Tax from a payment under this agreement.
2.
Advances.
2.1
Funding. Within three (3) business day’s written notice to Holder (or such shorter period as Holder may agree to in its sole discretion) and subject to the terms and condition set forth herein and in contemplation of progress with respect to the milestones as set forth on Schedule I attached hereto (the “Milestones”), the Holder shall advance, and the Company will pay to the order of Holder, one or more advances in the aggregate principal amount of up to Ten Million Dollars ($10,000,000.00) in minimum increments of Five Hundred Thousand Dollars ($500,000.00) as is required to achieve the Milestones, or such lesser or higher amounts as agreed by Holder in Holder’s sole discretion (each, an “Advance”). The aggregate amounts funded shall not exceed the Principal Amount.
2.2
Advances shall bear interest thereon from the draw date of such Advance until paid at the Interest Rate.
3.
Conditions Precedent to effectiveness of the Note and Advances.
3.1
Effective Date. On or prior to the Effective Date, the Company shall have delivered to Holder:
(a)
evidence that the Seller Representative (as defined in the Beckley SPA) and atai Life Sciences N.V. have agreed in writing (which may include email) to extend the “Longstop Date” in the Beckley SPA as follows:

“Longstop Date” means 5.30 p.m. (London Time) on the date falling six months from the date of this Deed or such later time and date as may be agreed in writing between the Seller Representative and the Buyer, provided, that if the Condition to Completion in Clause 7.1(a) has not been satisfied as of the Longstop Date, but all other Conditions set forth in Clause 7.1 have been satisfied or waived (exception for those conditions that by their nature are to be satisfied at the Completion), then the Longstop Date shall be automatically extended by 90 days, and if the Condition to Completion in Clause 7.1(a) has not been satisfied as at such extended Longstop Date, but all other Conditions set forth in Clause 7.1 have been satisfied or waived (exception for those conditions that by their

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Exhibit 10.17

nature are to be satisfied at the Completion), then the Longstop Date shall be automatically extended by a further 90 days;

3.2
Advances. The obligations of Holder to make each funding of Advances hereunder is subject to the satisfaction of the following conditions precedent:
(a)
the Company shall be in compliance with all terms and conditions set forth herein (including, but not limited to, the covenants in Section 7 hereof) on its part to be observed or performed, and at the time of and immediately after any advance no default or Event of Default shall have occurred and be continuing.
4.
Defaults. Holder may declare the Debt immediately due and payable (and upon the occurrence of any event described in Section 4.4, the Debt shall automatically become due and payable, without any action by Holder) if any of the following events shall occur (each such event, an “Event of Default”):
4.1
Default in the payment of principal of this Note and accrued interest thereon when due; or
4.2
the Company shall fail to observe or perform any other covenant, obligation, condition or agreement contained herein and such failure shall continue for 10 days;
4.3
the institution by the Company of proceedings to be adjudicated as bankrupt or insolvent, or the consent by it to institution of bankruptcy or insolvency proceedings against it under the Bankruptcy Act, or any other applicable federal or state law, or the consent by it to, or acquiescence in, the filing of any such petition or the appointment of a receiver, liquidator, assignee, trustee, or other similar official, of the Company, or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due; or
4.4
within 10 days after the commencement of proceedings against the Company seeking any bankruptcy, insolvency, liquidation, dissolution or similar relief under any present or future statute, law or regulation, such action shall not have been dismissed or all orders or proceedings thereunder affecting the operations or the business of the Company stayed, or the stay of any such order or proceedings shall thereafter be set aside, or, within 10 days after the appointment without the consent or acquiescence of the Company of any trustee, receiver or liquidator of the Company or of all or any substantial part of the properties of the Company, such appointment shall not have been vacated.
5.
Notwithstanding anything to the contrary contained in this Note, the Company hereby agrees that Holder in enforcing its rights and remedies hereunder and under any other documents or instruments executed by Company in connection herewith, shall have recourse to, and the right to proceed against any and all proceeds of the fee payable to Company pursuant to Section 20.2(e) of the Beckley SPA in the aggregate amount of $10,000,000.00 (the “Break-up Fee”) for any obligation, covenant or agreement of any kind hereunder whatsoever under this Note.
6.
Withholding.

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Exhibit 10.17

6.1
All sums payable under this Agreement shall be paid without any Tax Deduction, unless a Tax Deduction is required by law.
6.2
If a Tax Deduction is required by law to be made on a payment to the Holder, the Company shall:
(a)
timely pay the minimum Tax Deduction to the relevant Tax Authority;
(b)
provide such evidence of the relevant deduction or withholding as the Holder may reasonably require; and
(c)
increase the amount payable to an amount which (after making any Tax Deduction) leaves an amount equal to the payment which would have been due if no Tax Deduction had been required.
6.3
The Holder and the Company shall co-operate in completing any procedural formalities necessary for the Company to obtain authorisation to make that payment without a Tax Deduction.
7.
Miscellaneous.
7.1
Waiver and Amendment. Any provision of this Note may be amended, waived or modified only upon the written consent of the Company and the Required Holders; provided, however, that any such amendment, waiver or modification that affects Holder in a disproportionate manner relative to the other holders of Notes shall require the written consent of Holder.
7.2
Restrictions on Transfer; Assignment. The Company may not transfer or assign all or any part of this Note without the approval of Holder. Holder shall have the right without the consent of or notice to the Company to sell, transfer, negotiate, or grant participation in all or any part of, or any interest in Holder’s obligations, rights and benefits hereunder. All rights and obligations of the Company and Holder shall be binding upon and benefit the successors, assigns, heirs and administrators of the parties.
7.3
Fees and Expenses. The Company will be responsible for the payment of all costs and expenses of Holder incurred in connection with this Note, including attorneys’ fees.
7.4
Covenants. Borrower covenants, until payment in full of all outstanding obligations, Borrower shall do all of the following:
(a)
Use of Proceeds: Borrower agrees that the proceeds of the Advances shall be used to further and ultimately achieving the Milestones.
(b)
Achievement of Milestones: Borrower shall use (and cause its respective affiliates to use) its and their best efforts to achieve the Milestones as presented to Holder on or prior the Effective Date (or as may be updated and accepted and agreed to by Holder subsequent to the Effective Date).

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Exhibit 10.17

(c)
Milestone Reporting. Promptly upon Holder’s reasonable request, the Borrower shall deliver to Holder a report describing Borrower’s progress with respect to the Milestones and the use of the Advances, in form and substance reasonably satisfactory to Holder.
(d)
Notice of Event of Default or Material Deviation from Milestones. The Borrower shall immediately notify the Holder in writing of the occurrence (i) of any event or condition that constitutes Event of Default under this Note, (ii) of any event, condition, development, action, circumstance, or other occurrence which could result in any material deviation by Company with respect to the business plan and the achievement of Milestones as presented to Holder as of the Effective Date (or as may be updated and accepted and agreed to by Holder subsequent to the Effective Date), or (iii) any material adverse effect.
(e)
Further Assurance. The Borrower shall execute and deliver such further instruments, provide information and reports regarding Company’s business operations and performance and take such further action, in each case, as may be reasonably requested by Holder.
7.5
Governing Law and Jurisdiction.
(a)
This Note and any non‑contractual claims arising out of or in connection with it shall be governed by and construed in accordance with English law.
(b)
Subject to paragraph (c) below, the parties agree that the courts of England shall have exclusive jurisdiction to settle any dispute arising out of or in connection with this Note, whether contractual or non‑contractual (including a dispute regarding the existence, validity or termination of this Note) (a “Dispute”). The parties agree that the courts of England are the most appropriate and convenient courts to settle Disputes and accordingly no party will argue to the contrary.
(c)
The parties agree that, for the benefit of the Secured Parties only, nothing in this Note shall limit the right of the Secured Parties to bring any legal action relating to a Dispute in any other court of competent jurisdiction.
7.6
Service of process. Without prejudice to any other mode of service allowed under any relevant law, Holder:
(a)
irrevocably appoints atai Life Sciences UK Limited as its agent for service of process in relation to any proceedings before the English courts in connection with this Note; and
(b)
agrees that failure by the agent for service of process to notify it of the process will not invalidate the proceedings concerned.
7.7
Prepayment. The Debt may be prepaid by the Company prior to the Repayment Date without the consent of Holder.
7.8
Lost or Stolen Note. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction, or mutilation of this Note and, in the case of any such

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Exhibit 10.17

loss, theft or destruction, upon receipt of an indemnity reasonably satisfactory to the Company, or in the case of any such mutilation, upon surrender and cancellation of such Note, the Company, at its expense, will make and deliver a new Note, of like tenor, in lieu of the lost, stolen, destroyed or mutilated Note.
7.9
Notices. Any notice required or permitted hereunder shall be given in writing and shall be conclusively deemed effectively given upon personal delivery or delivery by courier, or on the first business day after transmission if sent by confirmed facsimile transmission or electronic mail transmission, or five business days if sent by first class mail, by registered or certified mail, by postage prepaid, addressed as set forth below the Company’s or Holder’s name, as applicable, on the signature page hereto, or at such other address as the Company or Holder may designate by 10 business days’ advance written notice to the other party hereto.
7.10
Rights of Third Parties. The Contracts (Rights of Third Parties) Act 1999 shall not apply to this Note and no rights or benefits expressly or impliedly conferred by this J0te shall be enforceable under that Act against the parties to this Note by any other person.
7.11
Severability. If one or more provisions of this Note are held unenforceable under applicable law, such provision shall be excluded from this Note and the balance of this Note shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.
7.12
Invalidity of any provision. If any provision of this Note is or becomes invalid, illegal or unenforceable in any respect under any law, the validity, legality and enforceability of the remaining provisions shall not be affected or impaired in any way.
7.13
Heading; References. All headings used herein are used for convenience only and shall not be used to construe or interpret this Note. Except where otherwise indicated, all references herein to Sections refer to Sections hereof.
7.14
Entire Agreement. This instrument represents the entire agreement between the parties hereto with respect to this Note and its terms and conditions.
7.15
Counterparts. This Note may be executed in counterparts, all of which together will constitute one and the same agreement. Delivery of an executed counterpart of a signature page of this Note by facsimile, portable document format (.pdf) or other electronic transmission will be as effective as delivery of a manually executed counterpart hereof.

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IN WITNESS WHEREOF, the Company has caused this Note to be issued as of the Effective Date.

Company

SIGNED for and on behalf of )

BECKLEY PSYTECH LIMITED ) …/s/Michael Norris……………….

) Name: Michael Norris

) Title: CFO

Notice Details

Address: Beckley Park, Beckley, Oxford, England OX3 9SY

E-mail: [***]

Attention: Michael Norris

[Signature Page to Senior Promissory Note]

Holder

SIGNED for and on behalf of )

ATAI LIFE SCIENCES N.V. ) …/s/Srinivas Rao……………………………….

) Name: Srinivas Rao

) Title: Chief Executive Officer

Notice Details

Address: Prof J.H Bavincklaan 7, 1183 AT Amstelveen, the Netherlands

E-mail: [***]

Attention: Ryan Barrett

[Signature Page to Senior Promissory Note]

SCHEDULE I

CP MILESTONES

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